Exhibit 10.9

Surrender of Shares and
Amendment No. 1 to the
Securities Subscription Agreement

This Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated October 6, 2021 (this “Agreement”), is made by and between Focus Impact Acquisition Corp., a Delaware corporation (the “Company”), and Focus Impact Sponsor LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of March 15, 2021 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 7,187,500 shares of Class B common stock, par value $0.0001 per share of the Company (“Class B Shares”), for an aggregate purchase price of $25,000, and up to 937,500 of such Class B Shares are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, the Subscriber desires to surrender for no consideration 1,437,500 Class B Shares, resulting in an aggregate of 5,750,000 Class B shares outstanding, up to 750,000 of which are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement;

WHEREAS, as a result of such surrender, the per-share purchase price will increase from approximately $0.003 per share to $0.004 per share; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)	The Subscriber hereby irrevocably surrenders to the Company for no consideration 1,437,500 Class B Shares.

(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.
Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby deleted in its entirety and replaced with a new Section 3.1 to read as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative(s) of the underwriters of the Company’s IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (up to an aggregate of 750,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including shares of Common Stock issuable upon exercise of any warrants or any shares of Common Stock purchased by Subscriber in the IPO, in a private placement in connection with the IPO, or in the aftermarket) equal to 20% of the issued and outstanding shares of Common Stock immediately following the IPO.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.
Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.
Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.
Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title	Chief Executive Officer

FOCUS IMPACT SPONSOR LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

[Signature Page to Surrender of Shares and
Amendment No. 1 to the Securities Subscription Agreement]